EXHIBIT (j)(3)
HIGHLAND FUNDS I
HIGHLAND FUNDS II
HIGHLAND FUNDS III
HIGHLAND CREDIT STRATEGIES FUND
HIGHLAND FLOATING RATE ADVANTAGE FUND
HIGHLAND FLOATING RATE FUND
(each a “Registrant” and collectively, the “Registrants”)
POWER OF ATTORNEY
Each Registrant, and each of its undersigned officers and trustees hereby nominates, constitutes and appoints R. Joseph Dougherty, Brian Mitts, Ethan Powell and Michael Colvin (with full power to each of them to act alone)its/his true and lawful attorney-in-fact and agent, for it/him and on its/his behalf and in its/his name, place and stead in any and all capacities, to make, execute and sign on behalf of any Registrant: (i) a Registration Statement of the Registrant on Forms N-1A, N-2 and N-14 under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, any and all subsequent Post-Effective Amendments to said Registration Statements, and any and all supplements or other instruments in connection therewith, and (ii) any abbreviated registration statement on Form N-2 pursuant to paragraph (b) of Rule 462 of the Securities Act of 1933, as amended (the “Abbreviated Registration Statement”), and any and all amendments and supplements to such Abbreviated Registration Statement with respect to the registration or offering of common shares of each of the Registrants (the “Common Shares”), and the registration and offering of preferred shares of each of the Registrants (the “Preferred Shares”); and to file any of the foregoing and any and all exhibits and other documents requisite in connection therewith with the Securities and Exchange Commission and the securities regulators of the appropriate states and territories, and generally to do all such things in its/his name and on its/his behalf in connection therewith as said attorney deems necessary or appropriate to comply with the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, all related requirements of the Securities and Exchange Commission and of the appropriate state and territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each Registrant has caused this power of attorney to be executed in its name by its President, and attested by its Secretary, and the undersigned officers and trustees have hereunto set their hands and seals as of this 2nd day of March, 2011.

HIGHLAND FUNDS I HIGHLAND FUNDS II HIGHLAND FUNDS III HIGHLAND CREDIT STRATEGIES FUND HIGHLAND FLOATING RATE ADVANTAGE FUND HIGHLAND FLOATING RATE FUND
By:	/s/ R. Joseph Dougherty
R. Joseph Dougherty
President and Chief Executive Officer

ATTEST:

/s/ Ethan Powell Ethan Powell
Secretary
[Signatures Continued on Next Page]

/s/ R. Joseph Dougherty
R. Joseph Dougherty
Chairman of the Board, President and Chief Executive Officer

/s/ Timothy K. Hui
Timothy K. Hui
Trustee

/s/ Scott F. Kavanaugh
Scott F. Kavanaugh
Trustee

/s/ James F. Leary
James F. Leary
Trustee

/s/ Bryan A. Ward
Bryan A. Ward
Trustee

/s/ Brian Mitts
Brian Mitts
Treasurer (Principal Accounting Officer and Principal Financial Officer)